Exhibit 10.1

SECOND AMENDMENT
TO THE
FOREST CITY REALTY TRUST, INC.
1994 STOCK PLAN
(As Amended and Restated as of December 31, 2015)

Effective on March 24, 2017, the Board of Directors of Forest City Realty Trust, Inc. approved and adopted this Second Amendment to the Forest City Realty Trust, Inc. 1994 Stock Plan (As Amended and Restated as of December 31, 2015) (as further amended by the First Amendment to the Forest City Realty Trust, Inc. 1994 Stock plan, effective May 25, 2016, the “Plan”). Words and phrases used herein with initial capital letters that are defined in the Plan are used herein as so defined, except as amended herein.

Article 2, Section BB – RETIREMENT of the Plan is hereby amended to read in its entirety as follows:

RETIREMENT, with respect to an employee, means termination of employment with the Company or a Subsidiary at age 65 or older and after five or more years of continuous employment with the Company or a Subsidiary (including employment with Forest City Enterprises, Inc. and its subsidiaries prior to the Effective Time). RETIREMENT, with respect to a Nonemployee Director, means termination of service as a director of the Company at age 65 or older and after five or more years of continuous service as a director of the Company. Approved absence or leave from the Company or a Subsidiary shall not be considered an interruption of employment or service for purposes of the Plan.

Article 7 – RESTRICTED SHARES, Section C of the Plan is hereby amended to read in its entirety as follows:

Each such grant or sale to an employee shall provide that the Restricted Shares covered by such grant or sale shall be subject, except (if the Committee shall so determine) in the event of Retirement, death or disability or a Change of Control or other similar transaction or event, for a period of not less than three years, as determined by the Committee at the Date of Grant (which period may lapse on a pro-rated, graded, or cliff basis as determined by the Committee), to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code. Each such grant or sale to a Nonemployee Director shall provide that the Restricted Shares covered by such grant or sale shall be subject, except (if the Committee shall so determine) in the event of death, disability, Retirement, a Change of Control, or other similar transaction or event, for a period of not less than one year, as determined by the Committee at the Date of Grant (which period may lapse on a cliff basis or, to the extent that such period exceeds one year, on a pro-rated or graded basis as determined by the Committee), to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code.